Exhibit 99.1

Vonage Reports Fourth Quarter and Full-Year 2019 Financial Results

Fourth Quarter 2019 GAAP Highlights:

•	Business Service Revenues of $196 Million, a 32% Year-Over-Year Increase

•	API Platform Revenues Increased 50%

•	Applications Mid-market and Enterprise Growth Accelerated to 14%

•	Income from Operations of $4 Million and Adjusted OIBDA of $44 million

•	Announcing Strategic Review of Consumer Segment

HOLMDEL, N.J., Feb. 18, 2020 -- Vonage Holdings Corp. (Nasdaq: VG), a global business cloud communications leader, today announced results for the quarter and full year ended December 31, 2019.

“In 2019, we took a number of decisive actions to enable long-term success,” said Alan Masarek, Chief Executive Officer. “We completed the move to our own technology across our core UCaaS, CCaaS and CPaaS products, and invested significantly in product innovation and platform enhancement. We also invested in and focused our go-to-market efforts to further drive revenue growth in high-value APIs and Mid-market and Enterprise customers in Applications.”

Strategic Review of Consumer Segment
In light of the significant scale and growth of the Business segment, the Company is initiating a strategic review of its Consumer segment, including the feasibility of its divestiture, to further the Company’s goal of becoming a pure-play Business SaaS company. The review will be led by the Board, working with management and with the assistance of financial and legal advisors, and will include an operational review with the assistance of consultants.

Mr. Masarek continued, “We finished the year with solid momentum. I’m energized by the tremendous opportunity ahead as we execute our strategy. Given the progress we have made transforming Vonage away from Consumer and into a Business SaaS company, we are undertaking a strategic review of our Consumer segment, with the aim of enhancing shareholder value.”

Fourth Quarter 2019 Business Segment Results

•	Vonage Business Revenues of $218 million, representing 28% GAAP growth.

•	Business Service Revenues of $196 million, a 32% GAAP increase

•	Adjusted to include acquisitions for all periods and other one-time items, Vonage Business Service Revenues(1) increased 24% year-over-year.

•	API Platform Revenues (which are all Service revenues) grew 50% GAAP.

•	Applications Service Revenues grew 20% GAAP and 8% adjusted.

Other Fourth Quarter Business Segment Highlights

•
Revenue growth from Applications customers with greater than $12,000 of Annual Recurring Revenue (ARR) accelerated to 14% in the fourth quarter of 2019 from 12% in the third quarter of 2019. Bookings from this cohort represented 62% of total bookings in the fourth quarter of 2019 compared to 37% in the fourth quarter of 2018.

•	Revenue growth from customers with greater than $120,000 of ARR accelerated to 21% in the fourth quarter of 2019 from 17% in the third quarter of 2019.

•	Welcomed former SAP executive Rodolpho Cardenuto to the company as President of the Applications Group.

•	High Value API revenue grew at nearly twice the rate of overall API Platform revenues.

•	Business Service Revenue per Customer was $476 per month, up 21% from the year-ago quarter.

•	Business Service Revenue Churn was 1.2%, up from 1.1% in the year-ago quarter.

Full Year 2019 Business Segment Results

•	Business Revenues were $804 million, representing 32% GAAP growth.

•	Business Service Revenues were $720 million, a 37% GAAP increase.

•	Adjusted to include acquisitions for all periods and other one-time items, Vonage Business Service Revenues(1) increased 22% year-over-year.

•	API Platform Revenues (which are all service revenues) grew 47% GAAP.

•	Applications Service Revenues grew 30% GAAP and 10% adjusted.

Other Business Segment Highlights

•	Unveiled the revitalized Vonage brand, unifying around a single global corporate identity.

•
Named a Leader in Gartner’s CCaaS Magic Quadrant for Western Europe and a Visionary in Gartner’s CCaaS Magic Quadrant for North America. Frost & Sullivan recognized Vonage as a CPaaS Market Growth and Innovation Leader and as CPaaS Provider of the Year in the Asia-Pacific (APAC) region.

•
Invested significantly in the Vonage Communications Platform. The Company deployed Artificial Intelligence across Vonage Business Cloud (VBC) and the API Platform leveraging its acquisition of Over.ai. Vonage also launched Vonage Meetings, the Company’s native video collaboration solution integrated with VBC. Vonage also launched Conversation API, which enables developers and enterprises to create customized, real-time conversations that maintain context across multiple channels, including messaging and voice.

•	Registered developers on Vonage's API Platform increased to 940,000.

Fourth Quarter 2019 Consumer Segment Results

•	Consumer Revenues were $92 million, down 11% compared to the year-ago quarter.

•	Customer churn was 1.7%, down 0.1% compared to the year-ago quarter.

•	Average revenue per line ("ARPU") was $27.57, up $1.25 compared to the year-ago quarter.

•	Ended the quarter with approximately 1.1 million Consumer subscriber lines. More than 90% of these customers are tenured, defined as customers for more than two years.

Full Year 2019 Consumer Segment Results

•	Consumer Revenues were $385 million, down 13% from the prior year.

•	Customer churn was 1.8%, unchanged from the prior year.

•	Average revenue per line ("ARPU") was $27.04, up $0.62 from the prior year.

Consolidated Income and Balance Sheet
For the fourth quarter of 2019, Vonage reported consolidated revenues of $310 million, up from $274 million in the year-ago quarter. Income from operations was $4 million, down from $6 million in the prior year quarter. GAAP net loss was $2 million, or ($0.01) per share, an improvement from a loss of $7 million in the prior year period, or ($0.03) per share. Fourth quarter adjusted net income(2) was $15 million or $0.06 per share, an increase from $11 million or $0.05 per share in the prior year period.

For the full year 2019, Vonage reported consolidated revenues of $1.19 billion, up from $1.05 billion in the prior year. Income from operations was $7 million, down from $52 million in the prior year. GAAP net loss was $19 million, or ($0.08) per share, for the full year 2019, compared with income of $36 million, or $0.15 per share, in 2018. Full-year 2019 adjusted net income(2) was $46 million or $0.19 per share, down from $81 million or $0.34 per share in the prior year.

For the fourth quarter, the Company generated Adjusted OIBDA(3) of $44 million, and Adjusted OIBDA minus Capex(3) of $32 million. Net Cash from Operations was $33 million and Free Cash Flow(4) was $20 million for the quarter. The Company paid down $15 million of debt during the quarter, resulting in a net debt to Last Twelve Months Adjusted OIBDA ratio of 3.4 times, as of December 31, 2019.

For the full year, Adjusted OIBDA(3) was $158 million and Adjusted OIBDA minus Capex(3) was $109 million. Net Cash from Operations was $93 million and Free Cash Flow(4) was $44 million for the year.

2020 Outlook
To better reflect the Company’s transformation into a Business SaaS company, Vonage expects to make several changes to its reporting and disclosure in the first quarter of 2020. These changes include:

•	Moving from Adjusted OIBDA to Adjusted EBITDA;

•	Moving Applications customer subscription references from MRR, monthly recurring revenue, to ARR, annual recurring revenue;

•	Providing more comparable customer retention metrics; and

•
Reviewing the application and reporting structure of its Universal Service Fund (USF) fees to better highlight operating performance. Vonage collects USF fees for payment to the FCC, and these revenues are a 100% pass-through and do not impact adjusted EBITDA or cash flow. As a result, the Company’s 2020 guidance does not include what it estimates would have been 2020 USF revenues of $46 million in Business and $37 million in Consumer (if reporting and collecting USF were under the fourth quarter 2019 approach).

For the full year 2020, Vonage expects the following (based on constant currency as of February 2020; percentage references represent mid-point of the guidance range), excluding USF:

•	Consolidated revenues in the range of $1.165 billion to $1.185 billion

•	Vonage Business segment revenues in the range of $875 million to $895 million; within this:

•	Business Service revenues are expected to grow 16% to 18% on an adjusted basis

•	Product and access revenues will decline by approximately $10 million from 2019 levels

•	Consumer revenues in the area of $290 million

•	Consolidated Adjusted EBITDA of at least $155 million

•	Capex in the area of $60 million.

For the first quarter of 2020, Vonage expects the following, excluding USF:

•	Consolidated revenues in the $277 million area

•	Vonage Business revenues in the $200 million area

•	Business Service revenues in the $190 million area

•	Consumer revenues in the $77 million area

•	Consolidated Adjusted EBITDA in the $32 million area.

Conference Call and Webcast
The company will host a conference call to discuss its financial results for the fourth quarter and full year 2019 and other matters at 8:30 AM Eastern Time. To participate, please dial (866) 891-8177. International callers should dial (412) 902-6756.

A live webcast of the conference call will be available on the Vonage Investor Relations website. A replay of the webcast will also be available shortly after the conclusion of the call, and may be accessed through Vonage's Investor Relations website or by dialing (877) 344-7529 or (412) 317-0088 for international callers, and entering the passcode 10139007.
About Vonage
Vonage (Nasdaq:VG) is redefining business communications once again. We're making communications more flexible, intelligent, and personal, to help enterprises the world over, stay ahead. We provide unified communications, contact centers and programmable communications APIs, built on the world's most flexible cloud communications platform. True to our roots as a technology disruptor, our flexible approach helps us to better serve the growing collaboration, communications, and customer experience needs of companies, across all communications channels.
Vonage Holdings Corp. is headquartered in New Jersey, with offices throughout the United States, Europe, Israel, Australia and Asia. To follow Vonage on Twitter, please visit www.twitter.com/vonage. To become a fan on Facebook, go to facebook.com/vonage. To subscribe on YouTube, visit youtube.com/vonage.
Investor Contact: Hunter Blankenbaker 732.444.4926, hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363, joann.tizzano@vonage.com

(1) This is a non-GAAP financial measure. Refer below to Table 5 for a reconciliation to GAAP total business revenues and business service revenues.
(2) This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net income (loss).
(3) This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP income from operations.
(4) This is a non-GAAP financial measure. Refer below to Table 6 for a reconciliation to GAAP cash from operations.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Statement of Operations Data:
Revenues	$309,687	$302,534	$273,803	$1,189,346	$1,048,782

Operating Expenses:
Cost of revenues (excluding depreciation and amortization of $9,947, $9,658, $8,708, $38,167, and $27,754, respectively)	135,619	133,833	111,873	511,084	426,995
Sales and marketing	88,598	83,628	82,232	363,111	311,433
Engineering and development	19,142	16,901	16,635	69,460	52,139
General and administrative	39,292	41,306	37,948	152,672	135,324
Depreciation and amortization	23,061	21,319	19,094	86,256	70,980
	305,712	296,987	267,782	1,182,583	996,871
Income from operations	3,975	5,547	6,021	6,763	51,911
Other Income (Expense):
Interest expense	(8,304)	(8,454)	(5,774)	(32,821)	(15,068)
Other income (expense), net	455	58	(749)	(50)	(318)
	(7,849)	(8,396)	(6,523)	(32,871)	(15,386)
Loss before income taxes	(3,874)	(2,849)	(502)	(26,108)	36,525
Income tax benefit (expense)	1,499	(18,248)	(6,441)	6,626	(797)
	$(2,375)	$(21,097)	$(6,943)	$(19,482)	$35,728
(Loss) Earnings per common share:
Basic	$(0.01)	$(0.09)	$(0.03)	$(0.08)	$0.15
Diluted	$(0.01)	$(0.09)	$(0.03)	$(0.08)	$0.14
Weighted-average common shares outstanding:
Basic	242,708	242,336	239,649	242,018	237,499
Diluted	242,708	242,336	239,649	242,018	248,892

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Statement of Cash Flow Data:
Net cash provided by operating activities	$33,076	$31,783	$28,742	$92,926	$123,205
Net cash used in investing activities	(12,817)	(16,809)	(358,046)	(52,079)	(407,230)
Net cash (used in) provided by financing activities	(15,687)	(14,259)	308,342	(21,921)	258,212
Capital expenditures, intangible assets, and acquisition and development of software assets	(12,817)	(13,809)	(9,861)	(49,079)	(26,746)

	December 31,	December 31,
	2019	2018
	(unaudited)	(audited)
Balance Sheet Data (at period end):
Cash and cash equivalents	$23,620	$5,057
Restricted cash	2,015	2,047
Accounts receivable, net of allowance	101,813	75,342
Inventory, net of allowance	1,475	1,470
Prepaid expenses and other current assets	32,326	34,130
Deferred customer acquisition costs, current and non-current	68,982	49,636
Property and equipment, net	48,371	49,262
Goodwill	602,970	598,499
Operating lease right of use assets	50,847	—
Software, net	40,300	17,430
Intangible assets, net	249,905	299,911
Deferred tax assets	108,347	102,560
Other assets	33,729	24,144
Total assets	$1,364,700	$1,259,488
Accounts payable and accrued expenses	$179,955	$140,632
Deferred revenue, current and non-current	59,464	53,447
Total notes payable, net and indebtedness under revolving credit facility, including current portion	220,500	519,228
Operating lease liabilities, current and non-current	58,199	—
Convertible senior notes, net	276,658	—
Other liabilities	2,862	10,413
Total liabilities	$797,638	$723,720
Total stockholders' equity	$567,062	$535,768

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(Dollars in thousands, except per line amounts)
(unaudited)
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Revenues:
Service revenues	$196,454	$183,701	$149,004	$719,514	$526,707
Access and product revenues(1)	10,708	12,120	12,394	46,232	50,068
Service, access and product revenues	207,162	195,821	161,398	765,746	576,775
USF revenues	10,571	10,709	8,601	38,134	31,369
Total revenues	$217,733	$206,530	$169,999	$803,880	$608,144

Cost of Revenues:
Service cost of revenues(2)	$92,549	$87,352	$66,179	$336,045	$239,096
Access and product cost of revenues(1)	12,132	13,858	14,790	53,455	58,081
Service, access and product cost of revenues	104,681	101,210	80,969	389,500	297,177
USF revenues	10,571	10,709	8,601	38,134	31,374
Total cost of revenues	$115,252	$111,919	$89,570	$427,634	$328,551

Service margin %	52.9%	52.4%	55.6%	53.3%	54.6%
Gross margin % ex-USF (Service, access and product margin %)	49.5%	48.3%	49.8%	49.1%	48.5%
Gross margin %	47.1%	45.8%	47.3%	46.8%	46.0%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $8,800, $8,492, $7,462 for the quarters ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively, and $33,484 and $22,554 for the years ended December 31, 2019 and 2018, respectively.
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Revenues:
Service revenues	$80,237	$83,981	$92,435	$340,462	$394,389
Access and product revenues(1)	67	69	87	264	559
Service, access and product revenues	80,304	84,050	92,522	340,726	394,948
USF revenues	11,650	11,954	11,282	44,740	45,690
Total revenues	$91,954	$96,004	$103,804	$385,466	$440,638

Cost of Revenues:
Service cost of revenues(2)	$7,971	$8,587	$10,389	$34,677	$47,439
Access and product cost of revenues(1)	746	1,373	632	4,033	5,289
Service, access and product cost of revenues	8,717	9,960	11,021	38,710	52,728
USF revenues	11,650	11,954	11,282	44,740	45,716
Total cost of revenues	$20,367	$21,914	$22,303	$83,450	$98,444

Service margin %	90.1%	89.8%	88.8%	89.8%	88.0%
Gross margin % ex-USF (Service, access and product margin %)	89.1%	88.1%	88.1%	88.6%	86.6%
Gross margin %	77.9%	77.2%	78.5%	78.4%	77.7%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $1,147, $1,166, $1,246 for the quarters ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively, and $4,683 and $5,200 for the years ended December 31, 2019 and 2018, respectively.

The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Service revenue per customer	$476	$451	$392	$447	$358
Business revenue churn	1.2%	1.0%	1.1%	1.1%	1.1%
The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Average monthly revenues per line	$27.57	$27.56	$26.32	$27.04	$26.42
Subscriber lines (at period end)	1,087,819	1,136,112	1,287,649	1,087,819	1,287,649
Customer churn	1.7%	1.8%	1.8%	1.8%	1.8%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED OIBDA AND TO ADJUSTED OIBDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Income from operations	$3,975	$5,547	$6,021	$6,763	$51,911
Depreciation and amortization	23,061	21,319	19,094	86,256	70,980
Share-based expense	13,090	12,941	9,330	45,242	33,020
Amortization of costs to implement cloud computing arrangements	680	411	—	1,362	—
Acquisition related transaction and integration costs	80	174	4,704	701	14,645
Acquisition related consideration accounted for as compensation	—	—	—	—	1,425
Organizational transformation (1)	3,347	3,317	689	14,533	4,331
Other non-recurring items (2)	115	1,014	1,341	3,289	1,742
Adjusted OIBDA	44,348	44,723	41,179	158,146	178,054
Less:
Capital expenditures	(4,847)	(5,970)	(8,345)	(20,273)	(19,032)
Intangible assets	(318)	—	—	(318)	—
Acquisition and development of software assets	(7,652)	(7,839)	(1,516)	(28,488)	(7,714)
Adjusted OIBDA Minus Capex	$31,531	$30,914	$31,318	$109,067	$151,308

(1) Organizational transformation consists principally of costs in connection with exits of employees and facilities, system migration costs and certain professional related fees.

(2) Other non-recurring items principally include certain litigation charges and other non-recurring project costs.

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET INCOME (LOSS) TO
NET INCOME (LOSS) EXCLUDING ADJUSTMENTS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Net (loss) income	$(2,375)	$(21,097)	$(6,943)	$(19,482)	$35,728
Amortization of acquisition - related intangibles	14,968	13,962	11,770	56,927	37,940
Amortization of costs to implement cloud computing arrangements	680	411	—	1,362	—
Acquisition related transaction and integration costs	80	174	4,704	701	14,645
Acquisition related consideration accounted for as compensation	—	—	—	—	1,425
Amortization of debt discount	2,996	2,948	—	6,431	—
Organizational transformation (1)	3,347	3,317	689	14,533	4,331
Other non-recurring items (2)	115	1,014	1,341	3,289	1,742
Tax effect on adjusting items	(4,659)	(4,583)	(370)	(17,481)	(15,131)
Net income (loss) excluding adjustments	$15,152	$(3,854)	$11,191	$46,280	$80,680
(Loss) Earnings per common share:
Basic	$(0.01)	$(0.09)	$(0.03)	$(0.08)	$0.15
Diluted	$(0.01)	$(0.09)	$(0.03)	$(0.08)	$0.14
Weighted-average common shares outstanding:
Basic	242,708	242,336	239,649	242,018	237,499
Diluted	242,708	242,336	239,649	242,018	248,892
Earnings (Loss) per common share, excluding adjustments:
Basic	$0.06	$(0.02)	$0.05	$0.19	$0.34
Diluted	$0.06	$(0.02)	$0.04	$0.19	$0.32
Weighted-average common shares outstanding:
Basic	242,708	242,336	239,649	242,018	237,499
Diluted	249,624	242,336	249,208	250,034	248,892

(1) Organizational transformation consists principally of costs in connection with exits of employees and facilities, system migration costs and certain professional related fees.

(2) Other non-recurring items principally include certain litigation charges and other non-recurring project costs.

VONAGE HOLDINGS CORP.
TABLE 5. RECONCILIATIONS OF REVENUES, BUSINESS SEGMENT - GAAP REVENUES AND SERVICE REVENUES TO ADJUSTED REVENUES, BUSINESS SEGMENT - ADJUSTED REVENUES, ADJUSTED SERVICE REVENUES, ADJUSTED APPLICATIONS GROUP SERVICE REVENUES AND ADJUSTED API PLATFORM GROUP SERVICE REVENUES
(Dollars in thousands)
(unaudited)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Revenues	$309,687	$302,534	$273,803	$1,189,346	$1,048,782
Deferred revenue adjustment from acquired companies	—	760	2,173	4,915	2,173
Revenue from acquired companies (prior to acquisition) less revenue from divested businesses	—	—	6,102	—	63,191
Outage credits and significant one-time items	—	—	1,500	(440)	2,433
Adjusted revenues	$309,687	$303,294	$283,578	$1,193,821	$1,116,579

Business total revenues	$217,733	$206,530	$169,999	$803,880	$608,144
Deferred revenue adjustment from acquired companies	—	760	2,173	4,915	2,173
Revenue from acquired companies (prior to acquisition) less revenue from divested businesses	—	—	6,102	—	63,191
Outage credits and significant one-time items	—	—	1,500	(440)	2,433
Adjusted business total revenues	$217,733	$207,290	$179,774	$808,355	$675,941

Business service revenues	$196,454	$183,701	$149,004	$719,514	$526,707
Deferred revenue adjustment from acquired companies	—	760	2,173	4,915	2,173
Revenue from acquired companies (prior to acquisition) less revenue from divested businesses	—	—	6,083	—	62,859
Outage credits and significant one-time items	—	—	1,500	(440)	2,433
Adjusted business service revenues	$196,454	$184,461	$158,760	$723,989	$594,172

Business service revenues	$196,454	$183,701	$149,004	$719,514	$526,707
Less: API Platform Group service revenue	89,665	80,331	59,820	307,941	209,232
Applications Group service revenue	106,789	103,370	89,184	411,573	317,475
Deferred revenue adjustment from acquired companies	—	760	2,173	4,915	2,173
Revenue from acquired companies (prior to acquisition) less revenue from divested businesses	—	—	6,087	—	56,892
Outage credits and significant one-time items	—	—	1,500	(440)	2,433
Adjusted Applications Group service revenues	$106,789	$104,130	$98,944	$416,048	$378,973

Business service revenues	$196,454	$183,701	$149,004	$719,514	$526,707
Less: Applications Group service revenue	106,789	103,370	89,184	411,573	317,475
API Platform Group service revenue	89,665	80,331	59,820	307,941	209,232
Revenue from acquired companies prior to acquisition	—	—	(4)	—	5,967
Adjusted API Platform Group service revenues	$89,665	$80,331	$59,816	$307,941	$215,199

VONAGE HOLDINGS CORP.
TABLE 6. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Net cash provided by operating activities	$33,076	$31,783	$28,742	$92,926	$123,205
Less:
Capital expenditures	(4,847)	(5,970)	(8,345)	(20,273)	(19,032)
Intangible assets	(318)	—	—	(318)	—
Acquisition and development of software assets	(7,652)	(7,839)	(1,516)	(28,488)	(7,714)
Free cash flow	$20,259	$17,974	$18,881	$43,847	$96,459

VONAGE HOLDINGS CORP.
TABLE 7. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	December 31,	December 31,
	2019	2018

Current portion of notes payable	—	10,000
Convertible senior notes, net	276,658	—
Notes payable and indebtedness under revolving credit facility, net of current maturities	220,500	509,228
Unamortized debt related costs	7,108	772
Unamortized discount on debt	61,234	—
Gross debt	565,500	520,000
Less:
Unrestricted cash	23,620	5,057
Net debt	$541,880	$514,943

Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by Regulation G adopted by the Securities and Exchange Commission, including: adjusted Operating Income Before Depreciation and Amortization (“adjusted OIBDA”), adjusted OIBDA less Capex, adjusted net income, adjusted business total revenue, adjusted business service revenue, constant currency, net debt (cash), and free cash flow.
Adjusted OIBDA
Vonage uses adjusted OIBDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted OIBDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, acquisition related consideration accounted for as compensation, organizational transformation costs and other non-recurring items.
Vonage believes that adjusted OIBDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, acquisition related consideration accounted for as compensation, organizational transformation costs and other non-recurring items. Organizational transformation consists principally of costs in connection with exits of employees and facilities, system migration costs and certain professional related fees. Other non-recurring items principally include certain litigation charges and other non-recurring project costs.
The Company provides information relating to its adjusted OIBDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA are valuable indicators of the operating performance of the Company on a consolidated basis.
The Company does not reconcile its forward-looking adjusted OIBDA to the corresponding GAAP measure of income from operations due to the significant variability and difficulty in making accurate forecasts with respect to the various expenses we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure is not available without unreasonable effort.
Adjusted OIBDA less Capex
Vonage uses adjusted OIBDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted OIBDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, acquisition related consideration accounted for as compensation, amortization of debt discount, organizational transformation costs, other non-recurring items and tax effect on adjusting items.

The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, acquisition related consideration accounted for as compensation, organizational transformation, other non-recurring items, loss on sublease and tax effect on adjusting items are not reflective of operating performance. Organizational transformation consists principally of costs in connection with exits of employees and facilities, system migration costs and certain related professional fees. Other non-recurring items principally include certain litigation charges and other non-recurring project costs.
Constant Currency
Vonage reviews its results of operations on both an as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our prior period reported results.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs, and capital lease obligations, net of current maturities, less unrestricted cash and marketable securities.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
Adjusted revenues, adjusted business total revenue and Adjusted business service revenue
Vonage defines adjusted revenues, adjusted business total revenue and adjusted business service revenues as revenues, business segment revenue and business segment service revenues to give effect for acquisition-related activities and other one-time items.

The Company does not reconcile its forward-looking adjusted business total revenue and adjusted business service revenue to the corresponding GAAP measures due to the significant variability and difficulty in making accurate forecasts with respect to the various acquisition-related and one-time events that we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort.

Safe Harbor Statement
This press release contains forward-looking statements, including statements about the outcome and timing of the strategic review of consumer and operational review, including whether or not the reviews result in a transaction and if so the nature and timing of any such transaction, our business transformation, financing activity, growth priorities or plans, revenues, adjusted OIBDA, churn, seats, lines or accounts, average revenue per customer, cost of communications services, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; the expansion of competition in the cloud communications market; risks related to the acquisition or integration of businesses we have acquired; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost-effectively; developing and maintaining market awareness and a strong brand; developing and maintaining effective distribution channels; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third-party hardware and software; our dependence on third-party vendors; system disruptions or flaws in our technology and systems; our ability to comply with data privacy and related regulatory matters; our ability to scale our business and grow efficiently; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; the effects of significant foreign currency fluctuations; our ability to obtain or maintain relevant intellectual property licenses or to protect our trademarks and internally developed software; fraudulent use of our name or services; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; retaining senior executives and other key employees; intellectual property and other litigation that have been and may be brought against us; rapid developments in global API regulation and uncertainties relating to regulation of VoIP services; risks associated with legislative, regulatory or judicial actions regarding our business products; reliance on third parties for our 911 services; liability under anti-corruption laws or from governmental export controls or economic sanctions; actions of activist shareholders; risks associated with the taxation of our business; governmental regulation and taxes in our international operations; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; risks associated with the settlement and conditional conversion of our Convertible Senior Notes; potential effects the capped call transactions may have on our stock in connection with our Convertible Senior Notes; certain provisions of our charter documents; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
(vg-f)